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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-72243; Form S-8 No. 333-70741; Form S-8 No. 333-49417; Form
S-3 No. 333-63437; Form S-3 No. 333-47293; Form S-3/A, No. 333-29565 and Form
S-3/A, No. 333-35551) of NCS HealthCare, Inc. and in the related prospectuses of our report dated August 15, 2001, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2001.


                                                       /s/ Ernst & Young LLP

Cleveland, Ohio
September 25, 2001